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                                                                   Exhibit 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-62054 and 333-69054), Form S-4 (Nos. 333-62050
and 333-97727) and Form S-8 (Nos. 333-64179, 333-87593, 333-41944, 333-58046,
333-97729 and 333-100426) of eBay Inc. of our report dated January 17, 2003, except for Note 17, which is as of March 28, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

San Jose, CA
March 28, 2003